                                                                     EXHIBIT 2.2


                               AEC Associates, LLC
                           9130 West Sunset Boulevard
                              Los Angeles, CA 90069


Gerry Kearby
Liquid Audio, Inc.
800 Chesapeake Drive
Redwood City, California 94063

To Whom It May Concern:

      AEC Associates, LLC (the "Company") hereby acknowledges that Alliance Entertainment Corp. has entered into the Amended and Restated Agreement and Plan of Merger with Liquid Audio, Inc. ("Liquid") and April Acquisition Corp. dated July 15, 2002 (the "Restated Agreement"). The Company confirms that references to the "Agreement and Plan of Merger" in that certain Voting and Conversion Agreement entered into with Liquid dated June 12, 2002 shall be to the Restated Agreement.

                                            Sincerely,


                                            AEC Associates, LLC


                                            By: /s/ illegible
                                               --------------------------
                                            Name: illegible
                                            Title: V.P.